Exhibit 1

Media Relations	Investor Relations
Paula Andrea Escobar	Patricio Treviño
+57 (1) 603-9079	+57 (1) 603-9823
paulaandrea.escobar@cemex.com	patricio.trevinog@cemex.com

CEMEX LATAM HOLDINGS TO REPORT

FOURTH QUARTER 2014 RESULTS ON FEBRUARY 4, 2015

BOGOTA, COLOMBIA, JANUARY 29, 2015 – CEMEX Latam Holdings, S.A. (“CLH”) (BVC: CLH), announced today that it will report its fourth quarter 2014 results on Wednesday, February 4, 2015.

CLH will host a conference call and webcast presentation on this same date at 10:00 AM ET to discuss these results. The live presentation can be accessed at www.cemexlatam.com, or interested parties may access the audio-only conference call by dialing
+1 847 585 4405 and entering the passcode 38818308.

CLH is a regional leader in the building solutions industry that provides high-quality products and reliable services to customers and communities in Colombia, Panama, Costa Rica, Nicaragua, El Salvador, Guatemala, and Brazil. CLH’s mission is to encourage the development of the countries where it operates through innovative building solutions that foster well-being.

###

1